Exhibit 10.4

THIS AMENDED AND RESTATED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO MAKER (AS DEFINED BELOW) THAT SUCH REGISTRATION IS NOT REQUIRED.

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: $[ ]	Dated as of April 27, 2023
New York, New York

CIIG Capital Partners II, Inc., a Delaware corporation, to be renamed Zapp Electric Vehicles, Inc. (“Maker”), promises to pay to the order of CIIG Management II LLC, a Delaware limited liability company, or its registered assigns or successors in interest (“Payee”), or order, the principal sum of [ ] ($[ ]) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

This Note amends and restates in its entirety that certain Promissory Note, dated [ ], issued by Maker in favor of Payee, in the original aggregate principal amount of [ ] ($[ ]) (the “Prior Note”). As a replacement for the Prior Note and as evidence of Maker’s existing obligations under the Prior Note, this Note evidences a continuing pre-existing debt and is not intended, and shall not be deemed or construed, to constitute a novation of the Prior Note or the debt evidenced by the Prior Note. Neither the delivery of this Note to Payee nor Payee’s cancellation and surrender of the Prior Note shall constitute a payment or discharge of such debt to the extent evidenced by the Prior Note. From and after the execution and delivery of this Note, the remaining indebtedness previously evidenced by the Prior Note shall be evidenced by and payable in accordance with the terms of this Note, and the Prior Note is amended, restated and replaced in its entirety.

1. Principal. The entire unpaid principal balance of this Note shall be payable on the earlier of: (i) twelve (12) months following the date on which Maker consummates an initial business combination (the “Business Combination”) and (ii) the date that the winding up of Maker is effective (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time by Maker, at its election and without premium or penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Optional Conversion.

(a) Upon the date that is twelve (12) months following the date on which the Business Combination is consummated (the “Business Combination Anniversary”) and at Payee’s option, Payee may elect, by written notice to Maker, to convert up to the lesser of: (i) the amount outstanding under this Note on the Business Combination Anniversary and (ii) [ ] ($[ ]) of this Note (such election, the “Conversion Amount”), into a number of warrants (the “Conversion Warrants”) to purchase a number of ordinary shares, par value $0.0001 per share, of Zapp Electric Vehicles Group Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Pubco”), equal to: (x) the Conversion Amount elected pursuant to this Section 3, divided by (y) $1.00. Pursuant to the Merger Agreement and the Assignment, Assumption and Amendment Agreement, dated the date on which Maker consummates the Business Combination, by and among Pubco, Maker and Continental Stock Transfer & Trust Company, as warrant agent, under which Pubco assumed and agreed to pay, perform, satisfy and discharge in full all of Maker’s liabilities and obligations with respect to the Conversion Warrants, the Conversion Warrants shall be identical to the warrants of Pubco that were issued in exchange for the warrants originally issued by Maker to Payee in a private placement upon the consummation of Maker’s initial public offering (such warrants of Maker, the “Private Placement Warrants”). The Conversion Warrants and their underlying securities, and any other equity security of Pubco issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a share recapitalization, amalgamation, consolidation or reorganization, shall be entitled to registration rights on the same terms as the registration rights with respect to the Private Placement Warrants set forth in that certain Registration Rights Agreement, dated as of the date of the consummation of the Business Combination, by and among Pubco, Payee and the other parties thereto.

(b) Upon an election of the Conversion Amount pursuant to Section 3(a): (i) the Conversion Amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Warrants, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the amount under the Note that remains outstanding, if any, after giving effect to any such conversion and (iv) in exchange for all or any portion of the surrendered Note described in Section 3(a), Pubco shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates) (Payee or such other persons, the “Holders”) the Conversion Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws.

(c) The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Warrants upon conversion of this Note pursuant hereto; provided, however, that Payee shall pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

(d) The Conversion Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

4. Mandatory Payment. Following the consummation of the Business Combination and following the repayment of all outstanding indebtedness under those certain amended and restated promissory notes (collectively, the “BlackRock Promissory Notes”), each dated April 25, 2023, issued by Maker to each of HC NCBR Fund, a Cayman Islands exempted company, and BlackRock Credit Alpha Master Fund L.P., a Cayman Islands limited partnership, and until the remaining indebtedness under this Note is fully paid and satisfied, fifty percent (50%) of the proceeds of any capital raised (in whatever form raised, including but not limited to any debt or equity) by Pubco or any of its subsidiaries, in one or more capital raises (excluding any future drawdowns from $6,000,000 in capital raised from certain senior promissory notes issued by Pubco on April 14, 2023 and April 17, 2023), after deduction of reasonable expenses incurred by Pubco or any of its subsidiaries in connection with such capital raise, shall be promptly distributed to Payee on a pro rata basis on account of the remaining indebtedness under this Note and that certain Amended and Restated Promissory Note, dated April 27, 2023, issued by Maker to Payee for an outstanding principal amount of One Hundred Thousand Dollars ($[ ]). For the avoidance of doubt, the total outstanding aggregate principal amount on the BlackRock Promissory Notes, not taking into account any future accrued and unpaid interest thereon, is as of the date of this Note, Four Hundred Seventy-Nine Thousand One Hundred Sixty-Six Dollars and Sixty-Seven Cents ($479,166.67).

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay any principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having competent jurisdiction in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 6(b) or 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Enforcement Costs. In case any principal of this Note is not paid when due, Maker shall be liable for all costs of enforcement and collection of this Note incurred by Payee and any other Holders, including, but not limited to, reasonable attorneys’ fees and expenses.

9. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

10. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder. Any failure of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

11. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

12. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

13. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in connection with Maker’s initial public offering, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided however that Maker, may, in its sole discretion, repay the principal balance of this Note out of the proceeds released to Maker from the Trust Account in connection with a Business Combination. Notwithstanding the foregoing, Payee does not waive any Claims, and does not waive its rights to seek recourse, reimbursement, payment or satisfaction for any Claim, against the Trust Account for distributions of remaining funds released to Maker from the Trust Account following redemptions or other distributions to Maker’s public stockholders.

15. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

16. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, that upon the announcement of a Business Combination or occurrence and/or during the continuation of an Event of Default, Payee shall have the right to assign this Note in its discretion without the consent of Maker upon reasonable written notice thereof to Maker.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CIIG Capital Partners II, Inc.

By:
Name:	Michael Minnick
Title:	Co-Chief Executive Officer

Acknowledged and Agreed to

as of the date first written above.

CIIG Management II LLC

By:
Name:	Gavin Cuneo
Title:	Managing Member

[Signature Page to Amended and Restated Promissory Note]